Exhibit 99.1

News Release For Immediate Release

Catasys Announces 2019 Fourth Quarter Financial and Year-end Financial Results
•Company Sees No Negative Impact from Coronavirus
•Reports Record Enrollment in March 2020 (month to date)
•Full Year Revenue of $35.1 Million, Achieving Revenue Guidance and Up 131% from 2018
•Q4 2019 Record Quarterly Revenue of $11.8 Million, Up 109% Year over Year and 33% from Q3 2019
•Effective Outreach Pool Increased to 108,000 in Q4 2019, up 6% from 102,000 at Q3 2019
•Company Reiterates 2020 GAAP Revenue Guidance of $90.0 Million
•Company to Host Conference Call at 4:30 pm ET Today

Santa Monica, CA – March 12, 2020 – Catasys, Inc. (NASDAQ: CATS) (“Catasys” or the “Company”), an AI and telehealth enabled, virtualized outpatient healthcare treatment company, today reported its financial results for the fourth quarter and ended December 31, 2019. The Company provides big data-based analytics and predictive identification and engagement capabilities to health plans and their members through its OnTrak™ solution on the Catasys PRE™ (Predict-Recommend-Engage) platform.

Management Commentary
Mr. Terren Peizer, the Company’s Chairman and CEO, stated, “Entering 2020, Catasys is not only a leader in healthcare engagement when it comes to behavioral health and chronic disease but an advanced healthcare technology company possessing proprietary AI capabilities on the Catasys PRE platform that enable us to predict health conditions, recommend solutions, and engage broader populations in evidence-based programs. The OnTrak™ program is delivered through a multi-modal virtualized and scalable outpatient telehealth platform that improves member health, saves lives and lowers total cost of care. During the 2019 transitional year, continued program expansions with existing health plan partners and contracts with new partners significantly increased our effective outreach pool of eligible members as we continued to invest in our engagement team and care coaches, all of which helped drive enrollment growth and has us well positioned to support the exponential growth expected in 2020 and beyond.”

Mr. Peizer continued, “We are reiterating our previous guidance of $90.0 million of revenues for 2020. We anticipate enrollments will continue to ramp rapidly throughout 2020, which will support the significant revenue growth particularly in the second half of the year. Important to driving this growth has been our continued efforts to strengthen Catasys’ leadership team and Board of Directors. We were pleased to welcome Curt Medeiros as our President and Chief Operating Officer in December, who came to us following his service as President of Optum’s Advanced Data and Analytics at UnitedHealth, one of the premier healthcare analytics entities in the country. With his 20 years of industry experience in various operational and strategic roles and his proven ability to create and execute on growth initiatives, Curt will play a critical role in leading us through the next phase of our growth.”

Mr. Curt Medeiros, President and COO, stated, “We were pleased to see the continued positive momentum in our enrollment growth during the fourth quarter of 2019, which led to the Company achieving record revenues for the quarter and its $35.0 million GAAP revenue target for the year. This was largely due to our continued success at identifying, engaging and treating those suffering from co-occurring behavioral and medical health conditions. As we continue building upon existing relationships with health plan partners and forging new relationships, we anticipate our effective outreach pool will surpass 200,000 before the end of 2020, setting the foundation for continued exponential growth heading into 2021. Catasys is uniquely positioned with its unrivaled value proposition in the industry, extraordinary leadership and constant innovation with regards to technology, and we are ready and committed to delivering positive outcomes for as many members of our health plan partners as possible."

Fourth Quarter 2019 Results:

•Revenue for the fourth quarter of 2019 was $11.8 million, representing a 109% increase compared to the same period in 2018 and a 33% increase from prior quarter.
•Operating loss for the fourth quarter of 2019 was ($7.0) million, yielding an operating loss margin of (60%), compared to an operating loss of ($1.2) million, yielding an operating loss margin of (21%) for the fourth quarter of 2018.
•Net loss for the fourth quarter of 2019 was ($8.7) million, or a ($0.52) diluted net loss per share, compared to net loss of ($1.4) million, or a ($0.09) diluted net loss per share for the fourth quarter of 2018.
•Non-GAAP net loss for the fourth quarter of 2019 was ($6.4) million, or a ($0.39) diluted net loss per share, compared to non-GAAP net loss of ($1.4) million, or a ($0.09) non-GAAP diluted net loss per share for the fourth quarter of 2018.
Fiscal Year 2019 Results:
•Revenue for the full year of 2019 was $35.1 million, representing a 131% increase compared to the prior year.
•Operating loss for the full year of 2019 was ($20.0) million, yielding an operating loss margin of (57%), compared to an operating loss of ($13.6) million, yielding an operating loss margin of (90%) for the full year of 2018.
•Net loss for the full year of 2019 was ($25.7) million, or a ($1.56) diluted net loss per share, compared to net loss of ($14.2) million, or a ($0.89) diluted net loss per share for the fourth quarter of 2018.
•Non-GAAP net loss for the full year of 2019 was ($18.9) million, or a ($1.15) diluted net loss per share, compared to net loss of ($12.2) million, or a ($0.76) diluted net loss per share for the full year of 2018.

2019 Fourth Quarter and Recent Operating Highlights

•Total Outreach Pool of Eligible Lives increased to 156,000, representing a 280% increase year over year and an increase of 11% from prior quarter.
•Effective Outreach Pool increased to 108,000, representing a 163% increase year over year and an increase of 6% from prior quarter. Total Effective Outreach Pool is defined as Total Eligible Lives from all of our health plans that we are actively engaging to enroll in our OnTrak program. In future periods, we will focus on Effective Outreach Pool, as opposed to Total Outreach Pool of Eligible Lives, as we believe it is more closely aligned with our market opportunity in the near future.
•Net New Enrolled Members during the quarter was 1,589, representing an increase of 349% year over year and an increase of 9% from prior quarter.
•Catasys expanded its OnTrak-A solution with a leading national health plan into California. As of January 31, 2020, eligible commercial members of this health plan in California have access to critical behavioral healthcare to help them better manage chronic disease.
•Catasys announced the expansion of its OnTrak-A solution with a leading national health plan to eligible commercial and Medicare Advantage members in Colorado, Washington, D.C., Virginia and Louisiana beginning March 20, 2020. With these expansions into Colorado and Washington, D.C., OnTrak is now available in 28 states, as well as the nation’s capital.
•Mr. Curt Medeiros joined Catasys as President and Chief Operating Officer. Mr. Medeiros brings over 20 years of healthcare and life science experience, most recently as President of OPTUM Advanced Data and Analytics at UnitedHealth Group.
•Mr. Gus Giraldo joined the Board of Directors. Mr. Giraldo currently serves as Centene’s Managing Director, International.
•Mr. Brian Kelly was appointed to the newly created position of Senior Executive Vice President, Product Portfolio. Mr. Kelly brings 25 years of healthcare experience including executive leadership at several large reputable healthcare organizations, strong growth orientation, and in-depth knowledge of healthcare data and analytics.

Financial Outlook

The following outlook is based on information available as of the date of this press release and is subject to change in the future. This outlook solely represents existing and planned enrollment launches, and program expansions with current health plan partners.

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For the year ending December 31, 2020, the Company provides the following outlook:

•Revenues of at least $90 million in 2020, representing year-over-year growth of 156% from revenues for 2019.

Conference Call – Thursday, March 12, 2020 – 4:30 pm ET
The Company will host a conference call/webcast on Thursday, March 12, 2020, at 4:30 pm ET/1:30 pm PT.

Investors, analysts, employees and the public are invited to listen to the conference call via:

Conference Call
877-705-2969 (domestic) or 201-689-8868 (international)

Webcast
http://78449.themediaframe.com/dataconf/productusers/cats/mediaframe/35836/indexl.html

Those who are unable to attend the conference call live can use the following information to hear a replay version:

Conference ID#:	13672721
Conference Call Replay:	877-660-6853 (domestic) or 201-612-7415 (international)
Expiration Date:	3/19/2020

About Catasys, Inc.
Catasys, Inc. is a leading AI and technology-enabled healthcare company whose mission is to help improve the health and save the lives of as many people as possible. Its Catasys PRE™ (Predict-Recommend-Engage) platform predicts people whose chronic disease will improve with behavior change, recommends effective care pathways that people are willing to follow, and engages people who aren’t getting the care they need. By combining predictive analytics with human engagement, Catasys delivers improved member health and validated outcomes and savings to healthcare payers.

Catasys’ integrated, technology-enabled OnTrak solution, a critical component of the Catasys PRE platform, is designed to treat members with behavioral conditions that cause or exacerbate chronic medical conditions such as diabetes, hypertension, coronary artery disease, COPD, and congestive heart failure, which result in high medical costs.

Catasys has a unique ability to engage these members, who do not otherwise seek behavioral healthcare, leveraging proprietary enrollment capabilities built on deep insights into the drivers of care avoidance.

OnTrak integrates evidence-based psychosocial and medical interventions delivered either in-person or via telehealth, along with care coaching and in-market Community Care Coordinators who address the social and environmental determinants of health, including loneliness. The program improves member health and delivers validated cost savings to healthcare payers of more than 50 percent for enrolled members. OnTrak is available to members of leading national and regional health plans in 28 states and in Washington, D.C.

Learn more at www.catasys.com.

Forward-Looking Statements
Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations, limited operating history, our inability to execute our business plan, increase our revenue and achieve profitability, lower than anticipated eligible members under our contracts, our inability to recognize revenue, lack of outcomes and statistically significant formal research studies, difficulty enrolling new members

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and maintaining existing members in our programs, the risk that treatment programs might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the health care industry, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, our ability to raise additional capital when needed and our liquidity. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plan," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Non-GAAP Financial Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures. The non-GAAP financial measure include non-GAAP net loss and non-GAAP net loss per share, which exclude, for the periods in which they are presented, one-time debt termination costs and write-off of debt issuance costs.

The Company’s management uses these non-GAAP financial measures and other key metrics internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating the Company’s ongoing operational performance and trends.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company believes that the following non-GAAP adjustments are useful to management and investors for the following reasons:

•Stock-based compensation. The Company excludes stock-based compensation expense because it is non-cash in nature, and management believes that its exclusion provides additional insight into the Company’s operational performance and also provides a useful comparison of the Company’s operating results to prior periods and its peer companies. Additionally, determining the fair value of certain stock-based awards involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of such awards.
•Debt issuance write off. The Company excludes debt issuance costs write off because the expense is a non-cash expense and is not indicative of its continuing operations and believes that the exclusion of these costs provides investors with a supplemental view of the Company’s operational performance.

Contacts

For Investors:
Catasys, Inc.

Ariel Davis
Phone: 310-444-4346
Email:  ariel@catasys.com

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CATASYS, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
Revenue	$11,758	$5,624	$35,095	$15,177
Cost of revenue	6,897	2,654	20,408	11,119
Gross profit	4,861	2,970	14,687	4,058

Operating expenses	11,858	4,157	34,701	17,684
Operating loss	(6,997)	(1,187)	(20,014)	(13,626)

Other income (expense)	—	—	(2,538)	40
Interest expense	(1,665)	(292)	(3,047)	(570)
Change in fair value of warrant liability	(21)	38	(60)	(56)
Net loss	$(8,683)	$(1,441)	$(25,659)	$(14,212)

Net loss per share, basic and diluted	$(0.52)	$(0.09)	$(1.56)	$(0.89)

Weighted-average shares used to compute basic and diluted net loss per share	16,590	16,091	16,418	15,955

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CATASYS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash, cash equivalents and restricted cash	$13,610	$3,162
Receivables, net	3,615	1,382
Unbilled receivables	2,093	—
Prepaid expenses and other current assets	1,074	1,108
Total current assets	20,392	5,652
Long-term assets:
Property and equipment, net	150	263
Restricted cash, long-term	408	408
Deferred commissions	112	—
Right-of-use assets	2,793	—
Total assets	$23,855	$6,323

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$1,385	$497
Accrued compensation and benefits	3,640	1,537
Deferred revenue	5,803	4,195
Current portion of lease liabilities	519	—
Other accrued liabilities	2,060	1,501
Warrant liabilities	691	86
Total current liabilities	14,098	7,816
Long-term liabilities:
Long-term debt, net	31,597	7,472
Long-term lease liabilities	2,069	—
Total liabilities	47,764	15,288

Stockholders' deficit:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 500,000,000 shares authorized; 16,585,199 and 16,185,146 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	2	2
Additional paid-in capital	307,402	296,688
Accumulated deficit	(331,313)	(305,655)
Total stockholders' deficit	(23,909)	(8,965)
Total liabilities and stockholders' deficit	$23,855	$6,323

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CATASYS, INC.
Consolidated Statements of Cash Flows
(in thousands)

	For the Year Ended December 31,
	2019	2018
Cash flows used in operating activities
Net loss	$(25,659)	$(14,212)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	5,210	2,056
Write-off of debt issuance costs	1,505	—
Depreciation	133	288
Amortization	696	187
Warrants issued for services	43	86
Change in fair value of warrants	60	56
Common stock issued for consulting services	—	112
Loss on disposal of fixed assets	—	70
Deferred rent	(26)	(91)
Changes in operating assets and liabilities:
Accounts payable	888	893
Leases liabilities	684	—
Other accrued liabilities	2,529	—
Prepaids and other current assets	(246)	(311)
Deferred revenue	1,608	3,163
Receivables	(2,233)	(871)
Unbilled receivables	(2,093)	—
Net cash used in operating activities	(16,901)	(8,574)

Cash flows provided by investing activities
Purchases of property and equipment	—	(9)
Deposits and other assets	—	71
Net cash provided by investing activities	—	62

Cash flows provided by financing activities
Proceeds from secured promissory note	—	7,500
Proceeds from revolving loan	7,500	—
Repayment of revolving loan	(15,000)	—
Proceeds from A/R facility	1,938	—
Repayment of A/R facility	(1,938)	—
Proceeds from GS loan	36,527	—
Debt issuance costs	(2,813)	(317)
Debt termination related fees	(1,956)	—
Proceeds from warrant exercise	1,128	150
Proceeds from options exercise	1,894	—
Capital lease obligations	69	(30)
Net cash provided by financing activities	27,349	7,303

Net increase in cash and restricted cash	10,448	(1,209)
Cash and restricted cash at beginning of period	3,570	4,779
Cash and restricted cash at end of period	$14,018	$3,570

Supplemental disclosure of cash flow information:
Right of use asset obtained in exchange for lease obligation	$2,574	$—

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Interest paid	859	363
Financing and investing activities:
Warrant issued in connection with A/R facility	$—	$64
Warrant issued in connection with GS facility	2,354	—
Reclassification of warrant liability to equity upon amendment of the loan agreement	86	—

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CATASYS, INC.
Reconciliation of Net Loss to Non-GAAP Net Loss and Net Loss per Share to Non-GAAP Net Loss per Share
(in thousands, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
Net loss	$(8,683)	$(1,441)	$(25,659)	$(14,212)
Adjustments to net loss
Stock-based compensation	2,263	32	5,210	$2,056
Write off debt issuance costs	—	—	1,505	—
Total adjustments to net loss	2,263	32	6,715	2,056
Non-GAAP net loss	$(6,420)	$(1,409)	$(18,944)	$(12,156)
Non-GAAP basic and diluted net loss per share	$(0.39)	$(0.09)	$(1.15)	$(0.76)
Weighted-average common shares outstanding, basic and diluted	16,590	$16,091	16,418	$15,955
Non-GAAP weighted-average common shares outstanding, diluted	16,590	$16,091	16,418	$15,955